EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report dated February 13, 2001 included in this Form 10-KSB into the Company's previously filed Registration Statement File No. 33-25859 on Form S-8. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

/s/ Arthur Andersen LLP

Orange County, California
March 26, 2001

                                      F-23